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                                                                    Exhibit 10.6

                                AGREEMENT BETWEEN
                           US BIO ALBERT CITY, LLC AND
                             TRANSYSTEMS CORPORATION
                            FOR PROFESSIONAL SERVICES

     THIS AGREEMENT is made this 7th day of March, 2005, by and between ADVANCED BIO ENERGY (hereafter referred to as "CLIENT") and TRANSYSTEMS CORPORATION (hereafter referred to as "TRANSYSTEMS").

     Whereas CLIENT intends to design and construct the following described project:

PERFORM SITE VISIT, REVIEW FACILITY SPACE AND ALIGNMENT NEEDS, IDENTIFY POTENTIAL CONCEPTS FOR TRACK LAYOUT, IDENTIFY FEASIBILITY OF EXISTING SHORT LINE EXTENSION FOR UTILIZATION; ALL PER ATTACHED SCOPE LETTER. (hereinafter collectively called the "Project").

     Whereas CLIENT desires to engage TRANSYSTEMS to provided and perform certain professional services in connection with the Project and TRANSYSTEMS desires to provide and perform said professional services, all on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and their mutual covenants hereinafter set forth, CLIENT and TRANSYSTEMS agree as follows:

                                    SECTION 1
                          BASIC SERVICES OF TRANSYSTEMS

     SECTION 1.1 BASIC SERVICES. In connection with the Project, TRANSYSTEMS shall provide for CLIENT the professional services and perform, furnish or obtain from others the work and services expressly described in, referred to and limited to those set forth in Exhibit A, attached hereto and incorporated herein by reference (collectively the "Basic Services"). TRANSYSTEMS shall provide the Basic Services for CLIENT in all phases of the Project to which this Agreement applies, all as more particularly set forth in Exhibit A.

     SECTION 1.2 TRANSYSTEMS' DUTIES. In addition to the general duties, obligations and responsibilities set forth elsewhere in this Agreement, the specific duties and responsibilities of TRANSYSTEMS in performing the Basic Services under this Agreement are set forth in Exhibit A. In addition to the specific duties and responsibilities of TranSystems in performing the basic services under this Agreement as set forth in Exhibit A, the following specific provisions shall apply to TranSystems' duties.

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                                    SECTION 2
                       ADDITIONAL SERVICES OF TRANSYSTEMS

     SECTION 2.1. ADDITIONAL SERVICES. In connection with the Project, TRANSYSTEMS may be called on to perform, provide, furnish or obtain from others services or work which are not part of, or are in addition to, the Basic Services ("Additional Services"). If authorized in writing by CLIENT and agreed to by TRANSYSTEMS, TRANSYSTEMS shall perform, provide, furnish or obtain from others the agreed upon Additional Services. TRANSYSTEMS shall not be obligated to perform, provide, furnish or obtain any Additional Services without the prior written authorization of CLIENT. Except to the extent expressly provided otherwise in Exhibit A or as otherwise agreed in writing by the parties hereto, compensation to TRANSYSTEMS for Additional Services will be paid for by CLIENT as indicated in Section 5.

Additional Services may be any service or work not included as part of the Basic Services and may include, but are not limited to, services or work in connection with environmental or funding assistance, investigations not specifically required herein, services resulting from changes in the scope, extent or character of the project providing renderings or computer models, services to develop alternate bids or sequencing of work, outside CONSULTANT services not specifically required herein, out-of-town travel, and preparing to serve or serving as a CONSULTANT or witness in any litigation, arbitration or other legal or administrative proceeding. "Basic Services" and "Additional Services" are sometimes collectively referred to herein as "Services".

     SECTION 2.2    CHANGES IN THE SERVICES.

          SECTION 2.2.1 AGREED UPON CHANGES IN THE SERVICES. It is the desire of the parties to keep changes in the Scope of Services at a minimum, but the parties recognize that such changes may become necessary and agree that CLIENT may initiate deletions, modifications or changes to the Services by advising TRANSYSTEMS in writing of the change believed to be necessary. As soon thereafter as practicable, TRANSYSTEMS shall prepare a cost estimate of the change and shall inform CLIENT of the adjustment in the compensation due TRANSYSTEMS under Section 5 hereof ("TRANSYSTEMS' Compensation") and/or the Completion Date set forth in Section 4 hereof, if any, applicable to such requested change. CLIENT shall then advise TRANSYSTEMS in writing of its approval or disapproval of the change. If CLIENT approves the change, a written contract amendment shall be executed by both parties and TRANSYSTEMS shall perform the Services as changed and the adjustment in TRANSYSTEMS' Compensation and/or the Completion Date set forth in the executed contract amendment shall become effective. TRANSYSTEMS may initiate changes in the Services by advising CLIENT in writing that in its opinion a change is necessary. If CLIENT approves, it shall so advise TRANSYSTEMS and, thereafter, the change shall be handled as if initiated by CLIENT. If a change is not approved, or if a written contract amendment is not executed, by both CLIENT and TRANSYSTEMS, the change shall not become effective and TRANSYSTEMS shall not be obligated to perform the change.

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          SECTION 2.2.2 CONSTRUCTIVE CHANGES AND OTHER ADDITIONAL COSTS. In the
event of (1) the CLIENT's addition to, modification or change of or deletion from the Services to be performed by TRANSYSTEMS (other than additions, modifications, changes or deletions handled through the provisions of Section
2.1 or Section 2.2.1 above); (2) a request for or approval from CLIENT of performance of Services in excess of TRANSYSTEMS' standard work day or work week or such shorter times as are provided by applicable collective bargaining agreements, or on a holiday customarily observed by TRANSYSTEMS; (3) the discovery of any subsurface or other conditions, which differ materially from those shown in or reasonably inferable from the documents or other information on which this Agreement is based and/or those ordinarily encountered and generally recognized as inherent in the locality of the Project; (4) a modification of applicable law by which TRANSYSTEMS is required to pay increased or additional taxes, government-regulated transportation costs, insurance or other amounts which are not required as of the date of this Agreement; (5) delay, suspension of, acceleration of or interference with, TRANSYSTEMS' performance of the Services by CLIENT or by any other person or entity including, but not limited to national, state or local governments; (6) wage, benefit or payroll tax increases due to governmental action or area agreements;
(7) modification to or delay in furnishing design criteria or other information supplied by any person or entity, other than TRANSYSTEMS, if TRANSYSTEMS' performance of the Services under this Agreement depends upon such criteria or information; and/or (8) any other increase in TRANSYSTEMS' costs, or the time required for completion of the Services due to "Force Majeure Event" as set forth in Section 4 hereof, a change in applicable law or any other cause beyond TRANSYSTEMS' reasonable control, then the TRANSYSTEMS' Compensation and/or the Completion Date, if any, shall be equitably adjusted and TRANSYSTEMS shall be paid, and TRANSYSTEMS' Compensation shall be adjusted by, an amount equal to the additional costs to TRANSYSTEMS resulting therefrom.

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                                    SECTION 3
                            CLIENT'S RESPONSIBILITIES

     Client shall do the following in a timely manner so as not to delay the performance of the Services by TRANSYSTEMS:

     SECTION 3.1 CLIENT REPRESENTATIVE. Designate a person to act as Client's representative with respect to the Services to be rendered under this Agreement. Such person shall have complete authority to transmit instructions, receive information, interpret, and define CLIENT'S policies and decisions with respect to TRANSYSTEMS' Services for the Project.

     SECTION 3.2 PROJECT INFORMATION. Provide all criteria, all available information pertinent to the Project, and full information as to CLIENT'S requirements for the Project. CLIENT agrees that TRANSYSTEMS shall be entitled to rely upon the accuracy and completeness of all such information.

     SECTION 3.3 PROJECT ACCESS. Arrange for access to and make all provisions for TRANSYSTEMS to enter upon public and private property as required for TRANSYSTEMS to perform services under this Agreement. All such access shall be provided without condition or restriction unacceptable to TRANSYSTEMS nor shall TRANSYSTEMS be required to indemnify or insure any third party as a condition to such access.

     SECTION 3.4 CLIENT PARTICIPATION. Examine all studies, reports, sketches, drawings, specification, proposals, and other documents presented by TRANSYSTEMS, obtain advice of an attorney, insurance counselor and other CONSULTANT as CLIENT deems appropriate for such examination and render in writing decisions pertaining thereto within a reasonable time so as not to delay the services of TRANSYSTEMS.

     SECTION 3.5 NOTICES. Give prompt written notice to TRANSYSTEMS whenever CLIENT observes or other wise becomes aware of any development that affects the scope or timing of TRANSYSTEMS' Services, or any defect or non-conformance in the Services by TRANSYSTEMS (or its independent professional associates or CONSULTANTS) or in the work of any contractor or other party performing or providing work or services in connection with the Project.

     SECTION 3.6 ADDITIONAL SERVICES. When CLIENT deems it necessary or appropriate for Additional Services to be performed in connection with any phase of the Project, CLIENT shall furnish or direct TRANSYSTEMS to provide, Additional Services as stipulated in Section 2 of this Agreement or other services as required.

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     SECTION 3.7    LICENSES, PERMITS, ETC. Provide TRANSYSTEMS with any
necessary governmental allocations or priorities, obtain all permits and licenses required to be taken out in the name of CLIENT which are necessary for the performance of the Services and, except where such permits, processes or licenses are by the terms of Exhibit A the responsibility of TRANSYSTEMS, obtain any permits, processes and other licenses which are required for the Project or the Services.

     SECTION 3.8 OTHER DUTIES. Perform any other duties, obligations or responsibilities of the CLIENT set forth elsewhere in this Agreement, including, but not limited to, the obligation to make the payments called for under Section 5 hereof and perform any responsibilities and duties of the Client which may identified on Exhibit B, if any.

     SECTION 3.9 DEFECTS IN SERVICES. The Client shall promptly report to TRANSYSTEMS any defects or suspected defects in TRANSYSTEMS' services of which the Client becomes aware, so that TRANSYSTEMS may take measures to minimize the consequences of such a defect. The Client further agrees to impose a similar notification requirement on all contractors in its Client/Contractor contract and shall require all subcontracts at any level to contain a like requirement. Failure by the Client and the Client's contractors or subcontractors to notify TRANSYSTEMS shall relieve TRANSYSTEMS of the costs of remedying the defects above the sum such remedy would have cost had prompt notification been given when such defects were first discovered.

     SECTION 3.10 TAXES. Pay for and be responsible for all taxes incurred in connection with the Project, regardless of whether such taxes are assessed against CLIENT, TRANSYSTEMS or others.

     SECTION 3.11 CONTRACTOR INSURANCE AND INDEMNITY REQUIREMENTS. The Client agrees, in any construction contracts in connection with this Project, to require all contractors of any tier to carry statutory Workers Compensation, Employers Liability Insurance and appropriate limits of Commercial General Liability Insurance (CGL). The Client further agrees to require all contractors to have their CGL policies endorsed to name the Client, TRANSYSTEMS and its subconsultants as Additional Insureds and to provide Contractual Liability coverage sufficient to insure the hold harmless and indemnity obligations assumed by the contractors. The Client shall require all contractors to furnish to the Client and TRANSYSTEMS certificates of insurance as evidence of the required insurance prior to commencing work and upon renewal of each policy during the entire period of construction. In addition, the Client shall require that all contractors will, to the fullest extent permitted by law, indemnify and hold harmless the Client, TRANSYSTEMS and its subconsultants from and against any damages, liabilities or costs, including reasonable attorneys' fees and defense costs, arising out of or in any way connected with the Project, including all claims by employees of the contractors.

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     SECTION 3.12   UNAUTHORIZED CHANGES. In the event the Client, the Client's contractors or subcontractors, or anyone for whom the Client is legally liable makes or permits to be made any changes to any reports, plans, specifications or other construction documents prepared by TRANSYSTEMS without obtaining TRANSYSTEMS's prior written consent, the Client shall assume full responsibility for the results of such changes. therefore the Client agrees to waive any claim against TRANSYSTEMS and to release TRANSYSTEMS from any liability arising directly or indirectly from such changes.

     In addition, the Client agrees, to the fullest extent permitted by law, to indemnify and hold harmless TRANSYSTEMS from any damages, liabilities or costs, including reasonable attorneys' fees and costs of defense, arising from such changes.

     In addition, the Client agrees to include in any contracts for construction appropriate language that prohibits the Contractor or any subcontractors of any tier from making any changes or modifications to TRANSYSTEMS' construction documents without the prior written approval of TRANSYSTEMS and that further requires the Contractor to indemnify both TRANSYSTEMS and the Client from any liability or cost arising from such changes made without such proper authorization.

     SECTION 3.13 CONSTRUCTION MANAGEMENT. If the Client elects to employ a construction manager, the Client will promptly notify TRANSYSTEMS of the duties, responsibilities and authority of the construction manager and their relationship to the duties, responsibilities and authority of TRANSYSTEMS.

     If the employment of such construction manager by the Client results in additional time or expense to TRANSYSTEMS to prepare for, coordinate with or respond to the construction manager, TRANSYSTEMS shall be entitled to an equitable adjustment in fees and time for performance of these services.

     SECTION 3.14 COSTS. Bear all costs incident to compliance with the requirements of this Section 3.

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                                    SECTION 4
               PERIODS OF SERVICE, COMPLETION DATE, FORCE MAJEURE

     SECTION 4.1 PERIOD OF SERVICE. The provisions of this Section 4 and the various rates of compensation for TRANSYSTEMS' Services provided for elsewhere in this Agreement have been agreed to in anticipation of the orderly and continuous progress of the Project. TRANSYSTEMS' obligation to render Basic Services hereunder will extend for a period which may reasonably be required for the Project including any Additional Services, extra or changed work and required extensions thereto.

     SECTION 4.2 COMPLETION DATE. It is estimated, but not guaranteed, that the Basic Services will be completed on or about 30 March 2005 (the "Completion Date"). If the Completion Date is exceeded through no fault of TRANSYSTEMS, all rates, measures and compensation provided herein shall be subject to equitable adjustment. The Completion Date (and TRANSYSTEMS' obligation to complete the Basic Services by such date) is subject to reasonable extensions for the performance of Additional Services, Constructive Changes or other extra work and is subject to reasonable extensions for a Force Majeure Event.

     SECTION 4.3 TIMELINESS OF PERFORMANCE. The Client and TRANSYSTEMS are aware that many factors outside TRANSYSTEMS' control may affect TRANSYSTEMS' ability to complete the services to be provided under this Agreement. TRANSYSTEMS will perform these services with reasonable diligence and expediency consistent with sound professional practices.

     SECTION 4.4 NOTICE OF DELAY. If TRANSYSTEMS becomes aware of delays due to time allowances for review and approval being exceeded, delay by the Contractor, the Client, TRANSYSTEMS or any other cause beyond the control of TRANSYSTEMS, which will result in the schedule for performance of TRANSYSTEMS' services not being met, TRANSYSTEMS shall promptly notify the Client. If the Client becomes aware of any delays or other causes that will affect TRANSYSTEMS' schedule, the Client shall promptly notify TRANSYSTEMS. In either event, TRANSYSTEMS' schedule for performance of its services shall be equitably adjusted.

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     SECTION 4.5    FORCE MAJEURE. For purposes hereof, a "Force Majeure Event"
shall mean the occurrence of a failure or delay due to circumstances beyond TRANSYSTEMS' control including, without limitation, acts of God, acts of a public enemy, fires, floods, earthquakes, wars, civil disturbances, sabotage, accidents, insurrection, blockages, embargoes, storms, explosions, catastrophes, epidemics, damage to the Project, lack of access to Project, unavailable utilities and power, water, labor disputes, CLIENT's failure to timely perform its obligations under this Agreement or other causes beyond TRANSYSTEMS' control.

                                    SECTION 5
                            TRANSYSTEMS' COMPENSATION

     SECTION 5.1 COMPENSATION FOR SERVICES AND EXPENSES OF TRANSYSTEMS IN CONNECTION WITH BASIC SERVICES

          SECTION 5.1.1 FOR BASIC SERVICES. As compensation for the performance of the Basic Services rendered by TRANSYSTEMS under Section 1, CLIENT shall pay TRANSYSTEMS, in accordance with the provisions of Section 5.4, as follows:

          SECTION 5.1.2 FOR REIMBURSABLE EXPENSES IN CONNECTION WITH BASIC SERVICES. In addition to payments provided for in paragraph 5.1.1, CLIENT shall pay TRANSYSTEMS for all "Reimbursable Expenses" incurred by TRANSYSTEMS in connection with the Basic Services at the rates or in amounts set forth on TRANSYSTEMS' Schedule of Rates and Expenses which is then in effect. For purposes of this Agreement, "Reimbursable Expenses" are those costs and expenses incurred by TRANSYSTEMS in connection with the performance of the Services under this Agreement, including, but not limited to, the costs and expenses incurred by TRANSYSTEMS for travel, reproduction, mailing costs, computer time, supplies and materials, taxes, transportation, telephone or communications, independent professional associates, CONSULTANTS, SUBCONSULTANTS and any other expense items which are described on TRANSYSTEMS' Schedule of Rates and Expenses which is then in effect.]

     SECTION 5.2 COMPENSATION FOR SERVICES AND EXPENSES OF TRANSYSTEMS IN CONNECTION WITH ADDITIONAL SERVICES

          SECTION 5.2.1 FOR ADDITIONAL SERVICES. As compensation for the performance of the Additional Services rendered by TRANSYSTEMS under Section 2, CLIENT shall pay TRANSYSTEMS, in accordance with the provisions of Section 5.4, as follows:

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          Additional Services of TRANSYSTEMS principals and employees engaged directly on the Project and rendered pursuant to Section 2, on the basis of TRANSYSTEMS' Schedule of Rates and Expenses then in effect.

          SECTION 5.2.2 FOR REIMBURSABLE EXPENSES IN CONNECTION WITH ADDITIONAL SERVICES. In addition to payments provided for in paragraph 5.2.1., CLIENT shall pay TRANSYSTEMS for all Reimbursable Expenses incurred in connection with all Additional Services at the rates or in amounts set forth on TRANSYSTEMS' Schedule of Rates and Expenses in effect at the time such Additional Services are performed.

     SECTION 5.3 TRANSYSTEMS' SCHEDULE OF RATES AND EXPENSES. TRANSYSTEMS' initial Schedule of Rates and Expenses is attached hereto as Schedule 1. The rates and expense provisions set forth on this initial Schedule of Rates and Expenses shall be the rates and expense provisions in effect from the date of this Agreement until December 31 of this year. TRANSYSTEMS will revise the Schedule of Rates and Expenses annually and will submit the revised Schedule of Rates and Expenses to CLIENT in December of each year that this Agreement is in effect and such revised Schedule of Rates and Expenses shall automatically become effective with regard to this Agreement and the Services performed under this Agreement on January 1st of the next calendar year.

     SECTION 5.4 MONTHLY INVOICES. TRANSYSTEMS shall submit monthly statements for Basic and Additional Services rendered and for Reimbursable Expenses incurred. The statements will be based upon the amount of time spent and costs and expenses incurred by TRANSYSTEMS during the period covered by each such statement. CLIENT shall make prompt monthly payments in response to TRANSYSTEMS' monthly statements.

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     SECTION 5.5    OTHER PROVISIONS CONCERNING PAYMENTS.

          SECTION 5.5.1 INTEREST, SUSPENSION OF SERVICES. If CLIENT fails to make any payment due TRANSYSTEMS for services and expenses within thirty (30) days after receipt of TRANSYSTEMS' statement therefor, TRANSYSTEMS shall be entitled interest on the unpaid amounts due TRANSYSTEMS at the lesser of: i) 1.5 % per month; or, ii) the highest rate of interest allowed under applicable law. The entire unpaid balance due TRANSYSTEMS shall bear said rate of interest from the thirtieth day after CLIENT's receipt of TRANSYSTEMS' statement, until the entire unpaid balance has been paid to TRANSYSTEMS. In addition to being entitled to interest, TRANSYSTEMS may, after giving seven (7) days written notice to CLIENT, suspend services under this Agreement until TRANSYSTEMS has been paid in full all amounts due for Services, expenses, and charges.

          SECTION 5.5.2 PAYMENTS AFTER TERMINATION BY CLIENT. In the event of termination by CLIENT under paragraph 7.1 upon the completion of any phase of the Basic Services, payments due TRANSYSTEMS for all Services rendered and expenses incurred through such phase shall constitute total payment for such Basic Services. In the event of such termination by CLIENT during any phase of the Basic Services, TRANSYSTEMS will be paid for Services rendered and expenses incurred during that phase through the date of termination on the basis of TRANSYSTEMS' Schedule of Rates and Expenses. In the event of any such termination (whether at the completion of a phase or otherwise), TRANSYSTEMS shall also be reimbursed for the charges of independent professional associates and CONSULTANTS employed by TRANSYSTEMS to render Basic Services or Additional Services and all reasonable demobilization costs incurred by TRANSYSTEMS, including any cancellation charges by independent professional associates, CONSULTANTS and others performing or furnishing Services on the Project through TRANSYSTEMS, and TRANSYSTEMS shall be paid for all Additional Services performed and unpaid Reimbursable Expenses incurred through the date of the termination.

          SECTION 5.5.3 PAYMENTS AFTER TERMINATION BY TRANSYSTEMS. In the event of termination by TRANSYSTEMS under paragraph 7.1, TRANSYSTEMS will be paid for all Services rendered and expenses incurred during that phase through the date of termination on the basis of TRANSYSTEMS' Schedule of Rates and Expenses. In addition, TRANSYSTEMS shall also be reimbursed for the charges of independent professional associates and CONSULTANTS employed by TRANSYSTEMS to render Basic Services or Additional Services and all reasonable demobilization costs incurred by TRANSYSTEMS, including any cancellation charges by independent professional associates, CONSULTANTS and others performing or furnishing Services on the Project through TRANSYSTEMS, and TRANSYSTEMS shall be paid for all Additional Services performed and unpaid Reimbursable Expenses incurred through the date of the termination.

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          SECTION 5.5.4 RECORDS. Records of TRANSYSTEMS' salary costs pertinent to TRANSYSTEMS' compensation under this Agreement will be kept in accordance with generally accepted accounting practices. If Client desires to have copies of such records, copies will be made available to CLIENT upon Client's request prior to final payment for TRANSYSTEMS' services. TRANSYSTEMS shall be reimbursed the cost of any such copies by CLIENT.

          SECTION 5.5.5 COST FACTORS. Whenever a factor is applied to salary costs or other expenses in determining compensation payable to TRANSYSTEMS that factor will be adjusted periodically and equitably to reflect changes in the various elements that comprise such factor. All such adjustments will be in accordance with generally accepted accounting practices as applied on a consistent basis by TRANSYSTEMS and consistent with TRANSYSTEMS' overall compensation practices and procedures.

                                    SECTION 6
                          OPINIONS OF COST AND SCHEDULE

     SECTION 6.1 OPINIONS OF COST AND SCHEDULE. Since TRANSYSTEMS has no control over the cost of labor, materials, equipment or services furnished by others, or over the resources provided by others to meet construction or other Project schedules, or over the methods of others in determining prices, or over competitive bidding or market conditions, TRANSYSTEMS' opinions of probable costs (including probable Total Project Costs and Construction Cost) and of Project schedules shall be made on the basis of TRANSYSTEMS' experience and qualifications and represent TRANSYSTEMS' best judgment as an experienced and qualified professional engineer, familiar with the construction industry; but TRANSYSTEMS cannot and does not guarantee that proposals, bids or actual Project costs (including Total Project Costs or Construction Costs) will not vary from opinions of probable cost prepared by TRANSYSTEMS or that actual schedules will not vary from the projected schedules prepared by TRANSYSTEMS. TRANSYSTEMS makes no warranty, express or implied, that the bids or the negotiated cost of the work will not vary from TranSystems' opinion of probable construction cost.

                                    SECTION 7
                             GENERAL CONSIDERATIONS

     SECTION 7.1 TERMINATION. The obligation to provide further services under this Agreement may be terminated by either party upon thirty (30) days written notice to the other party in the event of substantial failure by the other party to perform in accordance with the terms hereof through no fault of the terminating party.

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          SECTION 7.1.1 REPLACEMENT OF TRANSYSTEMS. If TRANSYSTEMS for any
reason is not allowed to complete all the services called for by this Agreement, TRANSYSTEMS shall not be held responsible for the accuracy, completeness or constructability of the construction documents prepared by TRANSYSTEMS if used, changed or completed by the Client or by another party. Accordingly, the Client agrees, to the fullest extent permitted by law, to indemnify and hold harmless TRANSYSTEMS, its officers, directors, employees and subconsultants (collectively, TRANSYSTEMS) from any damages, liabilities or costs, including reasonable attorneys' fees and defense costs, arising or allegedly arising from such use, change or completion by any other party of any construction documents prepared by TRANSYSTEMS.

     SECTION 7.2 REUSE OF DOCUMENTS. All documents, drawings, sketches, studies, analysis, information, schedules, estimates, reports and other items prepared or furnished by TRANSYSTEMS (or TRANSYSTEMS' independent professional associates and CONSULTANTS) pursuant to this Agreement, including, but not limited to Drawings and Specifications, are instruments of service in respect of the Project and TRANSYSTEMS shall retain an ownership and property interest therein whether or not the Project is completed. Provided, however, that such documents, drawings, sketches, studies, analysis, information, schedules, estimates, reports and other items are not intended or represented to be suitable for reuse by CLIENT or others on extensions of the Project or on any other project. Any reuse without written verification or adaptation by TRANSYSTEMS for the specific purpose intended will be at CLIENT's sole risk and without liability or legal exposure to TRANSYSTEMS, or to TRANSYSTEMS' independent professional associates or CONSULTANTS, and CLIENT does hereby, to the fullest extent permitted by law, indemnify and hold harmless TRANSYSTEMS, TRANSYSTEMS' officers, employees and agents and TRANSYSTEMS' independent professional associates and CONSULTANTS from all claims, suits, demands, damages, liabilities, losses, expenses and costs, including but not limited to reasonable attorney's fees and other costs of defense, arising out of or resulting therefrom. The provisions of this Section 7.2 shall survive the termination of this Agreement.

     SECTION 7.3 DELIVERY OF ELECTRONIC FILES. In the event that Client requests any electronic deliverables under this agreement, TRANSYSTEMS and Client shall execute a separate CADD agreement. Otherwise, in accepting and utilizing any drawings, reports and data on any form of electronic media generated and furnished by TRANSYSTEMS, the Client agrees that all such electronic files are instruments of service of TRANSYSTEMS, who shall be deemed the author, and shall retain all common law, statutory law and other rights, including copyrights.

     The Client agrees not to reuse these electronic files, in whole or in part, for any purpose other than for the Project. The Client agrees not to transfer these electronic files to others without the prior written consent of TRANSYSTEMS. The Client further agrees to waive all claims against TRANSYSTEMS resulting in any way from any unauthorized changes to or reuse of the electronic files for any other project by anyone other than TRANSYSTEMS.

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     Electronic files furnished by either party shall be subject to an acceptance period of sixty (60) days during which the receiving party agrees to perform appropriate acceptance tests. The party furnishing the electronic file shall correct any discrepancies or errors detected and reported within the acceptance period. After the acceptance period, the electronic files shall be deemed to be accepted and neither party shall have any obligation to correct errors or maintain electronic files.

     The Client is aware that differences may exist between the electronic files delivered and the printed hard-copy construction documents. In the event of a conflict between the signed construction documents prepared by TRANSYSTEMS and electronic files, the signed or sealed hard-copy construction documents shall govern.

     In addition, the Client agrees, to the fullest extent permitted by law, to indemnify and hold harmless TRANSYSTEMS, its officers, directors, employees and subconsultants (collectively, TRANSYSTEMS) against all damages, liabilities or costs, including reasonable attorneys' fees and defense costs, arising from any changes made by anyone other than TRANSYSTEMS or from any reuse of the electronic files without the prior written consent of TRANSYSTEMS.

     Under no circumstances shall delivery of electronic files for use by the Client be deemed a sale by TRANSYSTEMS, and TRANSYSTEMS makes no warranties, either express or implied, of merchantability and fitness for any particular purpose. In no event shall TRANSYSTEMS be liable for indirect or consequential damages as a result of the Client's use or reuse of the electronic files.

     SECTION 7.4 STANDARD OF PRACTICE, WARRANTIES. Services performed by the TRANSYSTEMS under this Agreement will be conducted in a manner consistent with the level of care, diligence and skill ordinarily possessed and exercised by members of the profession currently practicing in the same locality under similar conditions. Except as expressly set forth above, no other representations, expressed or implied, and no warranty or guarantee, express or implied, is included in this Agreement, or in any document, drawing, sketch, study, analysis, schedule, estimate, report, opinion, specification and other item prepared or furnished by TRANSYSTEMS (or TRANSYSTEMS' independent professional associates and TRANSYSTEMSs) pursuant to this Agreement.

     SECTION 7.5 LIMITATION OF RESPONSIBILITY, JOB SITE SAFETY/TECHNIQUES. Neither the professional activities of TRANSYSTEMS, nor the presence of TRANSYSTEMS or its employees and subconsultants at a construction/project site, shall relieve the General Contractor of its obligations, duties and responsibilities including, but not limited to, construction means, methods, sequence, techniques or procedures necessary for performing, superintending and coordinating the Work in accordance with the contract documents and any health or safety precautions required by any regulatory agencies. TRANSYSTEMS and its personnel have no authority to exercise any control over any construction contractor or its employees in connection with their work or any health or safety programs or procedures. The Client agrees that the General Contractor shall be solely responsible for jobsite safety, and warrants that this intent shall be carried out in the Client's contract with the General Contractor. The Client also agrees that the Client, TRANSYSTEMS and the

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TRANSYSTEMS' subconsultants shall be indemnified by the General Contractor and shall be made additional insureds under the General Contractor's policies of general liability insurance. In addition, TranSystems shall not be responsible for (i) the failure of any other project party to fulfill their respective contractual responsibilities and obligations to client or to comply with Federal, State or local laws, rules, regulations or codes; (ii) for the schedules of any of the other project parties or the failure of any of the other project parties to carry out their work in accordance with their respective agreements. TranSystems shall not have control over or charge of and shall not be responsible for acts or omissions of the other project parties, or their agents or employees, or of any other persons performing portions of the work on the project.

     SECTION 7.6    INSURANCE.

          SECTION 7.6.1 TRANSYSTEMS INSURANCE. TRANSYSTEMS shall maintain throughout the duration of this Agreement insurance in the following amounts and will, upon request of the CLIENT furnish a copy of certification thereof:

          (a)  Worker's Compensation and Employer's Liability
               Worker's Compensation Statutory
               Employer's Liability
                    $500,000/$500,000/$500,000

          (b)  Comprehensive Automobile Liability
                    $1,000,000 combined single limit Bodily Injury and Property Damage

          (c)  Comprehensive General Liability
                    $1,000,000 -  per occurrence
                    $2,000,000 -  annual aggregate
                    $2,000,000 - product / completed operations per occurrence $1,000,000 - personal injury / advertising liability

          (d)  Umbrella/Excess Liability
                    $1,000,000 -  per occurrence
                    $1,000,000 -  annual aggregate

          (e) Professional Liability Insurance in an amount of $1,000,000 per claim and annual aggregate.

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          SECTION 7.6.2 CLIENT INSURANCE. If, pursuant to the provisions of
Exhibit B, CLIENT is required to obtain certain insurance coverages, CLIENT agrees to obtain and maintain throughout the duration of this Agreement (or, as applicable, cause its contractors to obtain and maintain) such insurance in the coverages and the amounts specified on Exhibit B. CLIENT will furnish TRANSYSTEMS with a copy of certification of such insurance. TRANSYSTEMS' interests shall be covered under any such insurance coverage.

     SECTION 7.7    LIABILITY AND INDEMNIFICATION.

          SECTION 7.7.1 GENERAL. Having considered the potential liabilities that may exist during the performance of the Services, the benefits of the Project, and TRANSYSTEMS' Compensation for the performance of the Services, and in consideration of the promises contained in this Agreement, CLIENT and TRANSYSTEMS agree to allocate and limit such liabilities in accordance with the provisions of this Section 7.7.

          SECTION 7.7.2 TRANSYSTEMS INDEMNIFICATION.

          TRANSYSTEMS agrees, to the fullest extent permitted by law, to indemnify and hold the CLIENT harmless from any damage, liability or cost (including reasonable attorney's fees and costs of defense) to the extent caused by TRANSYSTEMS' negligent acts, errors or omissions in the performance of professional services under this Agreement and those of its subconsultants or anyone for whom TRANSYSTEMS is legally liable. TRANSYSTEMS is not obligated to indemnify the CLIENT in any manner whatsoever for the CLIENT'S own negligence.

          SECTION 7.7.3 CLIENT INDEMNIFICATION. The CLIENT agrees, to the fullest extent permitted by law, to indemnify and hold TRANSYSTEMS harmless from any damage, liability or cost (including reasonable attorney's fees and costs of defense) to the extent caused by the CLIENT'S negligent acts, errors or omissions and those of its contractors, subcontractors or consultants or anyone for whom the CLIENT is legally liable, and arising from the project that is the subject of this Agreement. The CLIENT is not obligated to indemnify TRANSYSTEMS in any manner whatsoever for TRANSYSTEMS' own negligence.

          SECTION 7.7.4 CONTRACTORS INDEMNIFICATION. CLIENT agrees to cause each of its other contractors on the Project to include an indemnification provision in CLIENT's contract with each such contractor that indemnifies and holds harmless TRANSYSTEMS and any of its officers or employees from all loss, damage, cost or expense to the extent caused by such contractors (or its employees or subcontractors) negligence or willful misconduct.

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          SECTION 7.7.5 EMPLOYEE CLAIMS. TRANSYSTEMS shall indemnify CLIENT against any loss, damage, cost or expense arising out of claims by TRANSYSTEMS' employees (unless such claim arises out of or as a result of the negligence of CLIENT, its employees, agents or contractors). CLIENT shall indemnify TRANSYSTEMS against any loss, damage, cost or expense arising out of claims by CLIENT'S employees (unless such claim arises out of or as a result of the negligence of TRANSYSTEMS, it's employees, agents or subcontractors).

          SECTION 7.7.6 CONSEQUENTIAL DAMAGES. To the fullest extent permitted by law, TRANSYSTEMS shall not, in any event, be liable to CLIENT for any special, indirect, incidental or consequential damages, including, but not limited to, damages from delay, distribution, loss of product, loss of use, loss of profits or revenue or increased cost of operation, the cost of capital or the cost of purchased or replacement equipment, systems or power.

          SECTION 7.7.7 LIMITATION OF LIABILITY. To the fullest extent permitted by law, TRANSYSTEMS' total liability to CLIENT for all claims, losses, damages and expenses resulting or arising in any way from the performance of the Services (including TRANSYSTEMS' indemnity obligations hereunder) shall not exceed the total compensation received by TRANSYSTEMS under this Agreement or the limits of any professional liability requirements set forth in Section 7.6.1(e) whichever is less.

          SECTION 7.7.8 SURVIVAL. The terms and conditions of this Section 7.7 shall survive the termination of this Agreement and/or the completion of the Services.

          SECTION 7.7.9 BETTERMENT. If, due to TRANSYSTEMS's negligence, a required item or component of the Project is omitted from TRANSYSTEMS's construction documents, TRANSYSTEMS shall not be responsible for paying the cost required to add such item or component to the extent that such item or component would have been required and included in the original construction documents. In no event will TRANSYSTEMS be responsible for any cost or expense that provides betterment or upgrades or enhances the value of the Project.

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          SECTION 7.7.10 PROTECTION FROM SUPPLANTING CONSULTANT. In
consideration of the risks and rewards involved in this Project, the Client agrees, to the maximum extent permitted by law, to indemnify and hold harmless TRANSYSTEMS from any damages, liabilities or costs, including reasonable attorneys' fees and defense costs, arising or allegedly arising from any negligent acts, errors or omissions by any prior consultants employed by the Client on this project and from any claims of copyright or patent infringement by TRANSYSTEMS arising from the use of any documents prepared or provided by the Client or any prior consultants of the Client. The Client warrants that any documents provided to TRANSYSTEMS by the Client or by the prior consultants may be relied upon as to their accuracy and completeness without independent investigation by the supplanting consultant and that the Client has the right to provide such documents to the supplanting consultant free of any claims of copyright or patent infringement or violation of any other party's rights in intellectual property.

                                    SECTION 8
                   SPECIAL PROVISIONS, EXHIBITS AND SCHEDULES

     SECTION 8.1 SPECIAL PROVISIONS. THIS AGREEMENT IS SUBJECT TO NO SPECIAL PROVISIONS. ALL TERMS ARE IDENTIFIED IN THE CONTRACT AND THE ATTACHED PROPOSAL LETTER.

     SECTION 8.2 CONTRACT DOCUMENTS. This Agreement consists of this contract document and the following Exhibits and Schedules, which are attached to and made a part of this Agreement:

     Exhibit A - Project Description and Basic Services
     Exhibit B - TRANSYSTEMS' Schedule of Rates and Expenses

     SECTION 8.3 ENTIRE AGREEMENT. This Agreement together with the Exhibits and Schedules identified above constitute the entire agreement between CLIENT and TRANSYSTEMS and supersede all prior written or oral understandings. This Agreement and said Exhibits and Schedules may only be amended, supplemented, modified, or canceled by a duly executed written instrument.

     Nothing contained in this Agreement shall create a contractual relationship with or a cause of action in favor of a third party against either the Client or TRANSYSTEMS. TRANSYSTEMS' services under this Agreement are being performed solely for the Client's benefit, and no other party or entity shall have any claim against TRANSYSTEMS because of this Agreement or the performance or nonperformance of services hereunder. The Client and TRANSYSTEMS agree to require a similar provision in all contracts with contractors, subcontractors, subconsultants, vendors and other entities involved in this Project to carry out the intent of this provision.

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     TRANSYSTEMS shall not be required to execute any documents subsequent to the signing of this Agreement that in any way might, in the sole judgment of TRANSYSTEMS, increase the Consultant's contractual or legal obligations or risks, or adversely affect the availability or cost of its professional or general liability insurance.

     SECTION 8.4 HAZARDOUS MATERIALS. Unless otherwise provided in this Agreement, TRANSYSTEMS shall have no responsibility for the discovery, presence, handling, removal or disposal of or exposure of persons to hazardous materials in any form at the Project site. However, TRANSYSTEMS shall report to CLIENT the presence and location of any hazardous material which it notices or which an engineer of similar skill and experience should have noticed.

     SECTION 8.5 ATTORNEYS FEES. In the event that either party hereto employs an attorney to enforce any provision of this Agreement or to collect damages for default or breach of this Agreement, or pursue claims in litigation or arbitration, the prevailing party in any such action shall be entitled to recover from the other such attorneys' fees and costs of collection as the prevailing party may expend or incur with respect thereto. In the event that a settlement is reached between the parties before a final decision in any such litigation or arbitration, then neither party shall be entitled to recover its attorneys fees or costs from the other and neither party shall be responsible for the other party's attorney's fees or costs, unless otherwise agreed by the parties.

     SECTION 8.6 DISPUTES. In the event a dispute arises between TRANSYSTEMS and CLIENT regarding the application or interpretation of any provision of this Agreement, or quality of Services by TRANSYSTEMS, the aggrieved party shall promptly notify the other party to this Agreement of the dispute, but in no event more than 20 days after such dispute arises. If the parties fail to resolve the dispute within 20 days after receipt of such notice, each party shall, within five days thereafter, proceed to non-binding mediation, with each party to bear its own costs and attorneys' fees (except as otherwise provided in Section 8,5 above) and the parties shall share equally in the cost of the mediator. In the event that the mediation is unsuccessful, the aggrieved party may elect to litigate its dispute with the other party. All disputes shall be governed by the laws of the State of Missouri and the jurisdiction and venue for litigation between the parties shall be solely and exclusively in Jackson County, Missouri, or the United States District Court for the Western District of Missouri.

     It is intended by the parties to this Agreement that TRANSYSTEMS' services in connection with the Project shall not subject TRANSYSTEMS' individual employees, officers or directors to any personal legal exposure for the risks associated with this Project. Therefore, and notwithstanding anything to the contrary contained herein, the Client agrees that as the Client's sole and exclusive remedy, any claim, demand or suit shall be directed and/or asserted only against TRANSYSTEMS, an interstate corporation, and not against any of TRANSYSTEMS' individual employees, officers or directors.

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Revised  January 7, 2005                18
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     SECTION 8.7    INDEPENDENT CONTRACTOR. TRANSYSTEMS shall be an independent contractor with respect to the Services to be performed hereunder. Neither TRANSYSTEMS, nor its independent professional associates, CONSULTANTS or subcontractors, nor the employees of any of the foregoing, shall be deemed to be the servants, employees or agents of CLIENT.

     SECTION 8.8 REPRESENTATIONS AND REMEDIES. TRANSYSTEMS makes no representations, covenants, warranties or guarantees, express or implied, other than those expressly set forth herein. IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE SPECIFICALLY EXCLUDED. The parties' rights, liabilities, responsibilities and remedies with respect to the Services, whether in contract or otherwise, shall be exclusively those expressly set forth in this Agreement.

     SECTION 8.9 ASSIGNMENT, SUBCONTRACTORS. This Agreement shall not be assignable by either party without the prior written consent of the other party hereto, except that it may be assigned without such consent to the successor of either party, or to a person, firm or corporation acquiring all or substantially all of the business assets of such party or to a wholly owned subsidiary of either party, but such assignment shall not relieve the assigning party of any of its obligations under this Agreement. No assignment of this Agreement shall be valid until this Agreement shall have been assumed by the assignee. This Agreement shall be binding upon and shall inure to the benefit of the TRANSYSTEMS' and CLIENT's respective successors and assigns. Nothing in this
Section 8.9 shall prevent or be deemed to prevent TRANSYSTEMS from employing, contracting with or engaging independent professional associates, CONSULTANTS and other subcontractors to perform or assist in the performance of the Services.

     SECTION 8.10 NOTICES. All notices or communications pertaining to this Agreement shall be in writing and shall be sufficient when mailed or delivered to the address specified below:

If to CLIENT:
         Advanced Bio Energy
         1850 Foxridge Road
         Orono, MN  55356
         Attn: Revis Stephenson

If to TRANSYSTEMS:
         TranSystems Corporation
         2400 Pershing Road, Suite 400
         Kansas City, MO  64108
         Attn: Tim Rock

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     Nothing in this Section 8.10 shall be construed to restrict the transmission of routine communications between representatives of CLIENT and TRANSYSTEMS.

     SECTION 8.11   INTERPRETATION.

     (a) This Agreement shall be governed by and interpreted in accordance with the laws of Missouri.

     (b) Headings and titles of sections, paragraphs and other subparts of this Agreement are for convenience of reference only and shall not be considered in interpreting the text of this Agreement. Modifications or amendments to this Agreement must be in writing and executed by duly authorized representatives of each party.

     (c) Unless specifically stated to the contrary therein, indemnities against, releases from and limitations on liability expressed in this Agreement shall apply even in the event of the fault, negligence or strict liability of the party indemnified or released or whose liability is limited and shall extend to the officers, directors, employees, agents, licensors and related entities of such party.

     (d) In the event that any portion or all of this Agreement is held to be void or unenforceable, the parties agree to negotiate in good faith to reach an equitable agreement which shall effect the intent of the parties as set forth in this Agreement.

     SECTION 8.12 CERTIFICATES, GUARANTEES AND WARRANTIES. TRANSYSTEMS shall not be required to sign any documents, no matter by whom requested, that would result in TRANSYSTEMS having to certify, guarantee or warrant the existence of conditions whose existence TRANSYSTEMS cannot ascertain. The Client also agrees not to make resolution of any dispute with TRANSYSTEMS or payment of any amount due to TRANSYSTEMS in any way contingent upon TRANSYSTEMS signing any such certification.

     As used herein, the word "certify" shall mean an expression of TRANSYSTEMS' professional opinion to the best of its information, knowledge and belief, and does not constitute a warranty or guarantee by TRANSYSTEMS.

     SECTION 8.13 EXECUTION OF DOCUMENTS. TRANSYSTEMS shall not be required to execute any documents subsequent to the signing of this Agreement that in any way might, in the sole judgment of TRANSYSTEMS, increase the TRANSYSTEMS' risk or the availability or cost of its professional or general liability insurance.

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     IN WITNESS WHEREOF, the parties hereto have made and executed this
Agreement as of the 5th day of MARCH 2005.


Advanced Bio Energy                              TranSystems Corporation


By:   /s/Revis L. Stephenson, III       By:   /s/Timothy P. Rock
   ------------------------------          -------------------------------------

Printed Name: Revis L. Stephenson III   Printed Name:  TIMOTHY P. ROCK
              -----------------------                 --------------------------

Title:        Chairman                  Title:  Asst. Vice President
       ---------------------------            ----------------------------------

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                                   EXHIBIT "A"
                                 BASIC SERVICES

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                                                                   March 7, 2005

Mr. Revis Stephenson
Advanced Bio Energy
1850 Foxridge Road
Orono, MN  55356

RE:  Fairmont Nebraska Ethanol Facility Engineering - Concept

Mr. Stephenson,

     On February 25, 2005, TranSystems was contacted by yourself, to look at a potential location for an Ethanol facility in Fairmont, Nebraska. It is our understanding, per phone conversation, that it is your intent to procure the old short line railroad (Filmore and Western) that would lead into your primary site for an ethanol facility. Additionally, it is your intent to use the existing Filmore and Western right-of-way to add the necessary trackage to service your planned facility. It is also our understanding that this line is currently serviced by the BNSF.

     Since this phone call, we have prepared an aerial of the location and are prepared to perform additional services necessary to start to develop some concepts to service your planned facility.

     At this time, we would like to have enter into contract with Advanced Bio Energy for the initial concept phase of work associated with this Fairmont Nebraska Ethanol facility. Upon acknowledgement of this contract and scope of services, we are prepared to provide the following:

          -    Perform Site visit of location
          - Perform cursory investigation into BNSF requirements and Filmore and Western
          - Exhibit with Filmore and Western right-of-way and track to support facility
          -    Exhibit with other track options (as necessary)
          -    Cost estimates for design and construction of track.
          - Identification of additional scope items necessary to pursue the procurement of the Filmore and Western line.

The exhibits will provide a conceptual view of a track design over an aerial of the area. The concepts drawings will be laid out to allow for a capacity that will match your requirements and the requirements set forth by the BNSF.

     To execute this work, our estimated fee based on the standard rate sheet attached to this service agreement is $7,000.00. This fee will be based on actual time and materials spent to perform the scope of work outlined above. I am confident, we can provide the services required to make this a successful project. We have standing relationships with all the Class I railroads and have a ready and capable staff to meet your needs. We appreciate the opportunity to work on this project for you and look forward to taking this project to the next phase.

Respectfully Submitted,



Timothy P. Rock
Asst Vice President
TranSystems Corporation

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                                   EXHIBIT "B"
                         SCHEDULE OF RATES AND EXPENSES

                                                               2005 HOURLY RATES
--------------------------------------------------------------------------------
PRINCIPAL/ENGINEER V                                                 $  216
ENGINEER IV                                                          $  159
ENGINEER III                                                         $  114
ENGINEER II                                                          $   93
ENGINEER I                                                           $   78
ARCHITECT IV                                                         $  155
ARCHITECT III                                                        $  103
PLANNER IV                                                           $  161
PLANNER III                                                          $  119
PLANNER II                                                           $   77
PLANNER I                                                            $   67
SCIENTIST IV                                                         $  159
SCIENTIST III                                                        $   98
SCIENTIST II                                                         $   77
SCIENTIST I                                                          $   67
TECHNICIAN V                                                         $  132
TECHNICIAN IV                                                        $   90
TECHNICIAN III                                                       $   76
TECHNICIAN II                                                        $   63
TECHNICIAN I                                                         $   54
SURVEYOR IV                                                          $  105
SURVEYOR III                                                         $   76
SURVEYOR II                                                          $   55
SURVEYOR I                                                           $   47
THREE-PERSON SURVEY CREW                                             $  180
TWO-PERSON SURVEY CREW                                               $  128
INSPECTOR V                                                          $  162
INSPECTOR IV                                                         $  102
INSPECTOR III                                                        $   76
INSPECTOR II                                                         $   63
INSPECTOR I                                                          $   53
ADMINISTRATOR IV                                                     $  158
ADMINISTRATOR III                                                    $  120
ADMINISTRATOR II                                                     $   59
ADMINISTRATOR I                                                      $   51
CLERICAL III                                                         $   67
CLERICAL II                                                          $   57
CLERICAL I                                                           $   45

SUB-CONTRACTED LABOR, MATERIAL TESTING EQUIPMENT, PRINTING AND TECHNICAL PHOTOGRAPHY, AND ALL OTHER DIRECT JOB COSTS TO BE PAID AT COST.
VEHICLE MILEAGE TO BE PAID AT THE CURRENT IRS RATE PER MILE.
THE RATES SET FORTH ON THIS INITIAL SCHEDULE OF RATES SHALL BE THE RATES PROVISIONS IN EFFECT FROM THE DATE OF THIS AGREEMENT UNTIL DECEMBER 31 OF THIS YEAR. TRANSYSTEMS WILL REVISE THE SCHEDULE OF RATES ANNUALLY AND WILL SUBMIT THE REVISED SCHEDULE OF RATES WHICH SHALL AUTOMATICALLY BECOME EFFECTIVE WITH REGARD TO THIS AGREEMENT AND THE SERVICES PERFORMED UNDER THIS AGREEMENT ON JANUARY 1st OF THE NEXT CALENDAR YEAR.

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